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                                                             Exhibit (d)(1)(vi)

                        SANFORD C. BERNSTEIN FUND, INC.

                              AMENDMENT NO. 7 TO
                        INVESTMENT MANAGEMENT AGREEMENT

   AMENDMENT NO. 7 AS OF NOVEMBER 9, 2010 TO THE INVESTMENT MANAGEMENT AGREEMENT, dated as of October 2, 2000 between SANFORD C. BERNSTEIN FUND, INC., a Maryland Corporation, (the "Fund") and ALLIANCEBERNSTEIN L.P., a Delaware Limited Partnership (the "Adviser" or "Alliance").

   Pursuant to the Investment Management Agreement between the Fund, on behalf of each Portfolio, and the Adviser, the Fund, on behalf of each Portfolio, has agreed to compensate the Adviser for the services it performs for, and the facilities and personnel it provides to, each Portfolio. The Adviser and the Fund, on behalf of each Portfolio, wish to amend the Investment Management Agreement to modify such compensation with respect to each Portfolio. Accordingly, the parties hereto hereby agree as follows:

   Effective as of November 1, 2010, subsections (a) - (d) of Section 5 of the Investment Management Agreement are hereby deleted in their entirety and replaced with the following:

   As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to Section 1 of this Agreement, the Fund, on behalf of each Portfolio, will pay the Adviser, promptly after the end of each month, fees at the rates set forth below:

PORTFOLIO                       ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS OF EACH PORTFOLIO
---------                       ---------------------------------------------------------------------
Short Duration California       0.45% of the first $750 million; 0.40% of assets in excess of $750
Municipal Portfolio             million

Short Duration Diversified      0.45% of the first $750 million; 0.40% of assets in excess of $750
Municipal Portfolio             million

Short Duration New York         0.45% of the first $750 million; 0.40% of assets in excess of $750
Municipal Portfolio             million

U.S. Government Short           0.45% of the first $750 million; 0.40% of assets in excess of $750
Duration Portfolio              million

Short Duration Plus Portfolio   0.45% of the first $750 million; 0.40% of assets in excess of $750 million

New York Municipal Portfolio    0.50% of the first $1 billion; 0.45% in excess of $1 billion up to, but not exceeding $3 billion; 0.40% in excess of $3 billion up to, but not exceeding $5 billion; 0.35% of assets in excess of $5 billion

California Municipal Portfolio  0.50% of the first $1 billion; 0.45% in excess of $1 billion up to, but not exceeding $3 billion; 0.40% in excess of $3 billion up to, but not exceeding $5 billion; 0.35% of assets in excess of $5 billion

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

Diversified Municipal Portfolio  0.50% of the first $1 billion; 0.45% in excess of $1 billion up to, but not exceeding $3 billion; 0.40% in excess of $3 billion up to, but not exceeding $5 billion; 0.35% in excess of $5 billion up to, but not exceeding $7 billion ; 0.30% of assets in excess of $7 billion

Intermediate Duration Portfolio  0.50% of the first $1 billion; 0.45% in excess of $1 billion up to, but not exceeding $3 billion; 0.40% in excess of $3 billion up to, but not exceeding $5 billion; 0.35% in excess of $5 billion up to, but not exceeding $7 billion ; 0.30% of assets in excess of $7 billion

Tax-Managed International        0.925% of the first $1 billion; 0.85% in excess of $1 billion up to,
Portfolio                        but not exceeding $4 billion; 0.80% in excess of $4 billion up to, but not exceeding $6 billion; 0.75% in excess of $6 billion up to, but not exceeding $8 billion; 0.65% in excess of $8 billion up to, but not exceeding $10 billion; 0.60% of assets in excess of $10 billion

International Portfolio          0.925% of the first $1 billion; 0.85% in excess of $1 billion up to, but not exceeding $4 billion; 0.80% in excess of $4 billion up to, but not exceeding $6 billion; 0.75% in excess of $6 billion up to, but not exceeding $8 billion; 0.65% of assets in excess of $8 billion

Emerging Markets Portfolio       1.175% of the first $1 billion; 1.05% in excess of $1 billion up to, but not exceeding $2 billion; 1.00% in excess of $2 billion up to, but not exceeding $3 billion; 0.90% in excess of $3 billion up to, but not exceeding $6 billion ; 0.85% of assets in excess of $6 billion

Overlay A Portfolio              0.90%

Tax-Aware Overlay A Portfolio    0.90%

Overlay B Portfolio              0.65%

Tax-Aware Overlay B Portfolio    0.65%

Tax-Aware Overlay C Portfolio    0.65%

Tax-Aware Overlay N Portfolio    0.65%

   With respect to each Overlay Portfolio covered by this Amendment, the Investment Management Agreement shall have an initial term of two years beginning as of November 23 2009, unless sooner terminated as provided in the Investment Management Agreement.

   If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

   Except as herein provided, the Investment Management Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, the Fund, on behalf of each Portfolio, and the Adviser have caused this Amendment No.7 to the Investment Management Agreement to be executed by their duly authorized officers as of the date first above written.

SANFORD C. BERNSTEIN FUND, INC.          ALLIANCEBERNSTEIN L.P.

By:                                      By:
        -------------------------------          ------------------------------
Name:   Dianne F. Lob                    Name:   Emilie D. Wrapp
Title:  President                        Title:  Assistant Secretary

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